                                                                    Exhibit 10.1


             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                                 By and Between


                                 MEDIFAX, INC.,


                              MEDICAL RECORDS CORP.


                                       and


                                   SUMMIT BANK


                       -----------------------------------


                              Dated: July ___, 1996


                       -----------------------------------

             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
             -------------------------------------------------------

         THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
("AGREEMENT") is made effective the       day of July, 1996, by and between
MEDIFAX, INC., a Missouri corporation ("MEDIFAX"), MEDICAL RECORDS CORPORATION, an Ohio corporation ("MRC"), and SUMMIT BANK, as successor in interest to First Valley Bank ("BANK"). Medifax and MRC are sometimes collectively referred to herein as the "BORROWERS" and each individually as "BORROWER".

         Capitalized terms used herein without separate definition will have the respective meanings specified therefor in ARTICLE 14 of this Agreement.

                                   BACKGROUND
                                   ----------

         A. By an Amended and Restated Loan and Security Agreement dated December 23, 1994, by and between Medifax, Secrephone, Ltd. ("SECREPHONE") and Bank, as amended by a First Amendment dated August 24, 1995 (collectively, the "EXISTING LOAN AGREEMENT"), Bank agreed to extend to Medifax and Secrephone, INTER ALIA, (i) a $5,000,000.00 line of credit (the "EXISTING LINE") as evidenced by Medifax's and Secrephone's amended and restated promissory note dated August 24, 1995 (the "EXISTING LINE NOTE") and (ii) a $5,000,000.00 term loan (the "EXISTING TERM LOAN") evidenced by Medifax's and Secrephone's promissory note dated August 24, 1995 (the "EXISTING TERM NOTE").

         B. Medifax's and Secrephone's obligations under the Existing Loan Agreement, the Existing Line Note and the Existing Term Note are secured, inter alia, by a lien on and security interest in all Medifax's and Secrephone's present and future tangible and intangible assets.

         C. For purposes of this Agreement, the term "EXISTING LOAN DOCUMENTS" means the Existing Loan Agreement, the Existing Line Note, the Existing Term Note, a certain Subordination Agreement dated December 2, 1994, by and between Medifax, Secrephone, Edward L. Samek and Bank (the "SUBORDINATION AGREEMENT") and any and all documents related thereto, as the same have been amended, supplemented and/or modified.

         D. On December 31, 1995, Secrephone and Medifax merged, with Medifax as the surviving corporation. Medifax continues to do business under the trade name "Secrephone."

         E. On July 19, 1996, Medifax purchased all the issued and outstanding capital stock of MRC pursuant to the terms and conditions of a certain Transfer Agreement and Plan of Section 351 Exchange (the "PURCHASE AGREEMENT").

         F. At Borrowers' request, Bank has agreed to amend and restate the Existing Loan Documents, INTER ALIA, to (i) make MRC a co-borrower, (ii) increase the amount of the Existing

Line and the Existing Term Loan, (iii) amend certain covenants including the financial covenants, and (iv) extend the maturity of the Existing Line.

                                      TERMS
                                      -----

         In consideration of the terms and conditions contained herein, and of any loans or extensions of credit now or hereafter made to or for the benefit of Borrowers by Bank, the parties hereto, intending to be legally bound hereby, agree as follows:

1. GENERAL ACKNOWLEDGMENTS.

         1.1. CONFIRMATION OF BACKGROUND. Medifax hereby ratifies, confirms and acknowledges that the statements contained in the foregoing Background are true and complete in all material respects and that the Existing Loan Documents are valid, binding and in full force and effect as of the date hereof and fully enforceable against Medifax and its assets in accordance with the terms thereof.

         1.2. VALIDITY OF LIENS. All liens, security interests, rights and remedies granted to Bank in the Existing Loan Documents are hereby renewed, confirmed and continued, and shall also secure the performance by Borrowers of their respective obligations hereunder.

         1.3. CHALLENGE TO ENFORCEMENT. Medifax acknowledges and agrees that it has no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Existing Loan Documents.

         1.4. NO SATISFACTION. Borrowers acknowledge and agree that, except as expressly provided herein, neither this Agreement nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of any of the Existing Loan Documents, or any rights or obligations thereunder, or a waiver by Bank of any of its rights under the Existing Loan Documents or at law or in equity.

2. THE LINE; TERM LOAN; USE OF PROCEEDS. Subject to the terms and conditions of this Agreement, Bank will make the following credit facilities available to
Borrowers:

         2.1. LINE OF CREDIT. Bank will establish for Borrowers for and during the period following the Closing and until June 30, 1998 (the "CONTRACT PERIOD"), subject to the terms and conditions hereof, a line of credit (the "LINE") pursuant to which Bank will from time to time make loans or extensions of credit to Borrowers in an outstanding principal amount of up to the lesser of: (a) an amount up to eighty percent (80%) of the amount of Borrowers' Eligible Receivables, or (b) Ten Million Dollars ($10,000,000.00). Within the limitations set forth above, Borrowers may borrow, repay and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents (as hereafter defined) which terms and conditions are incorporated herein. Maintenance of the Line shall be conditioned on Borrowers' continued compliance with the terms and conditions hereof and of the Loan Documents. Borrowers' obligation to repay the sums advanced under the Line shall be evidenced by Borrowers' second amended and restated promissory note (the "LINE NOTE") in the face amount of Ten Million Dollars ($10,000,000.00) which shall be in the form attached hereto as EXHIBIT "A". The Line Note amends and restates, but does not satisfy or repay, Medifax's and Secrephone's obligations under the Existing Line Note. The Line shall be subject to review and renewal for a term beyond the stated Contract Period, at the sole discretion of Bank. In the event the Bank elects not to renew the Line, Bank shall give Borrowers at least one hundred twenty (120) days written notice of such election. If the Bank elects not to renew the Line, the Line shall expire at the end of the Contract Period.

         2.2. TERM LOAN. Bank will lend to Borrowers and Borrowers will borrow from Bank Seven Million Dollars ($7,000,000.00) (the "TERM LOAN"). Borrowers' obligation to repay the Term Loan shall be evidenced by Borrowers' amended and restated promissory note in the face amount of Seven Million Dollars ($7,000,000.00) (the "TERM NOTE"), which shall be in the form attached hereto as EXHIBIT "B", with the blanks appropriately filled in. The Term Note amends and restates, but does not repay or satisfy, Borrowers' obligations under the Existing Term Note. Hereunder, the Line Note and the Term Note are sometimes collectively referred to as the "NOTES" and the Line and the Term Loan are sometimes collectively referred to as the "LOANS".

         2.3. USE OF PROCEEDS.

              (a) LINE PROCEEDS. Borrowers agree to use the proceeds of the Line for working capital purposes of Borrowers. Except as otherwise provided hereunder, the Line proceeds may not be utilized to make loans, advance funds as debt or equity to any Subsidiary, or purchase stock or a substantial portion of the assets of any corporation, partnership or other business entity or any division thereof. Notwithstanding the foregoing, nothing contained in the Section shall be deemed to prohibit any inter-company advances and payments between the Borrowers.

              (b) TERM LOAN PROCEEDS. Borrowers agree to use the proceeds of the Term Loan to (i) refinance existing indebtedness of MRC to The Huntington National Bank and (ii) restate certain term indebtedness of Medifax to Bank.

              (c) NO ADVANCES FOR MARGIN SECURITY. Borrowers shall not carry or purchase with the proceeds of the Line or the Term Loan any "MARGIN SECURITY" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

         2.4. METHOD OF ADVANCES. Bank may make proceeds of the Line available to a Borrower by (a) crediting such proceeds to that Borrower's deposit account with Bank, or (b) upon receipt of written instructions from the Borrowers, by wiring transfer to a deposit account maintained by any Borrower at another financial institution. Bank's records relating to such deposit account together with Bank's records showing other advances made to Borrowers pursuant to this Agreement (including all wire transfers made pursuant to this Section) and all repayments hereunder shall be conclusive evidence of the balance due under the Line, absent manifest error.

         2.5. CLOSING. Execution and delivery of this Agreement and all documents and agreements required hereunder will take place on or before July 31, 1996 or on such later date as Borrowers and Bank may agree (the "CLOSING").

         2.6. INTEREST ON THE LINE. Interest will accrue on cash advances under the Line from date of advance until final payment thereof at one or more of the following rates as selected by Borrowers from time to time:

              (a) LINE BASE RATE. The Line Base Rate in effect from time to time (such interest rate to change immediately upon any change in the Base Rate); or

              (b) LIBOR. By giving Notification, Borrowers may request to have all or a portion of the outstanding principal of the Line as hereinafter permitted accrue interest at a rate equal to the Line LIBOR Rate as follows: (i) with respect to the principal amount of any advance under the Line, from the date of such advance until the end of the Line Rate Period specified in the Notification; and/or (ii) with respect to the principal amount of any portion of the Line outstanding and earning interest at a Line LIBOR Rate at the time of the Notification related to such principal amount, from the expiration of the then current Line Rate Period related to such principal amount until the end of the Line Rate Period specified in the Notification; and/or (iii) with respect to all or any portion of the principal amount of the Line outstanding and earning interest at the Line Base Rate at the time of Notification, from the date set forth in the Notification until the end of the Line Rate Period specified in the Notification.

                  (c) MULTIPLE RATES. Borrowers understand and agree that: (i) subject to the provisions of this Agreement, the Line Base Rate and the Line LIBOR Rate may apply simultaneously to different parts of the outstanding principal balance of the Line, (ii) the Line LIBOR Rate applicable to any portion of outstanding principal of the Line may be different from the Line LIBOR Rate applicable to any other portion of outstanding principal of the Line,
(iii) portions of the Line bearing interest at the Line LIBOR Rate must be in a minimum increment of Five Hundred Thousand Dollars ($500,000.00) and multiples of One Hundred Thousand Dollars ($100,000.00), (iv) as of any one time or from time to time, there will be no more than four (4) different rates of interest applicable to advances and loans made under the Line (for example, three (3) Line LIBOR Loans bearing different Line LIBOR Rates and all remaining outstandings bearing interest at the Line Base Rate); and (v) Bank shall have the right to terminate any Line Rate Period and the Line LIBOR Rate applicable thereto, prior to maturity of such Line Rate Period (without any prepayment penalty payable by Borrowers as a result of such termination), if Bank determines in good faith (which determination shall be conclusive) that continuance of such interest rate has been made unlawful by any law, statute, rule or regulation, to which Bank may be subject, in which event the principal to which such terminated Line Rate Period relates thereafter shall earn interest at the Line Base Rate.

         2.7. INTEREST ON THE TERM LOAN. Interest will accrue on the outstanding principal balance of the Term Loan from date of advance until final payment thereof at one of the following rates as selected by Borrowers from time to time:

              (a) TERM BASE RATE. The Term Base Rate in effect from time to time (such interest rate to change immediately upon any change in the Base Rate); or

              (b) LIBOR. By giving Notification, Borrowers may request to have the outstanding principal balance of the Term Loan as hereinafter permitted accrue interest at a rate equal to the Term LIBOR Rate as follows: (i) with respect to the initial advance of funds under the Term Loan, from the date of such advance until the end of the Term Rate Period specified in the Notification; and/or (ii) if the Term Loan is accruing interest at a Term LIBOR Rate, from the expiration of the then current Term Rate Period until the end of the Term Rate Period specified in the Notification; and/or (iii) if the Term Loan is accruing interest at the Term Base Rate, from the date set forth in the Notification until the end of the Term Rate Period specified in the Notification.

              (c) TERMINATION OF LIBOR. Bank shall have the right to terminate any Term Rate Period and the Term LIBOR Rate applicable thereto, prior to maturity of such Term Rate Period (without any prepayment penalty payable by Borrowers as a result of such termination), if Bank determines in good faith (which determination shall be conclusive) that continuance of such interest rate has been made unlawful by any law, statute, rule or regulation, to which Bank may be subject, in which event the principal to which such terminated Term Rate Period relates thereafter shall earn interest at the Term Base Rate.

         2.8. DEFAULT INTEREST. Interest will accrue on the principal balance of the Loans after the occurrence of an Event of Default at a rate which is two and one-half percent (2 1/2%) in excess of the applicable non-default rate otherwise set forth above for the Line or the Term Loan.

         2.9. POST JUDGMENT INTEREST. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the applicable default rate set forth above until paid.

         2.10. CALCULATION. Interest will be computed on the basis of a year of 365 days and paid for the actual number of days elapsed.

         2.11. LIMITATION OF INTEREST TO MAXIMUM LAWFUL RATE. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrowers. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Borrowers. Borrowers agree, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

         2.12. LETTER OF CREDIT ADVANCES. Advances may be made under the Line, at the discretion of Bank, by the issuance of stand-by letters of credit in form and content satisfactory to Bank, at its sole discretion, with a term not to exceed twelve (12) months. Notwithstanding the foregoing, (a) at no time shall the aggregate face amount of all outstanding stand-by letters of credit issued under the Line exceed the amount of Three Hundred Thousand Dollars ($300,000.00); and (b) at no time shall the amount advanced under the Line plus the aggregate face amount of all outstanding stand-by letters of credit issued under the Line exceed the amount of Ten Million Dollars ($10,000,000.00). Borrowers shall execute a letter of credit agreement and such other documents as may be required by the Bank in connection with the issuance of stand-by letters of credit pursuant to the terms hereof. Issuance or renewal of standby letters of credit pursuant to the terms hereof shall constitute an advance under the Line.

              In the event that the Line is terminated for any reason (including the expiration of the Line) or demand is made thereunder, Borrowers shall be obligated to deposit with Bank an amount equal to the face amount of all stand-by letters of credit then outstanding which have been issued hereunder plus all fees to accrue thereunder. Such funds will be held by Bank as cash collateral in a money market account at Bank (such account shall bear interest at the Bank's prevailing rate of interest which rate may not be the highest or best rate of interest paid by the Bank) to secure Borrowers' obligation to reimburse to Bank all payments made pursuant to any draws made under such stand-by letters of credit plus all fees to accrue thereunder. In the event such stand-by letters of credit (a) expire, or (b) are replaced and the originals thereof returned to Bank, Bank will release the cash collateral related to such expired or replaced letters of credit

3.       PAYMENTS AND FEES.

         3.1. INTEREST PAYMENTS ON THE LINE. Borrowers will pay interest on the principal balance of the Line as follows:

              (a) for advances bearing interest based on the Line Base Rate, interest will be payable on the first day of each calendar month as billed by Bank, and

              (b) for advances bearing interest based on the Line LIBOR Rate, interest will be payable at the end of the applicable Line Rate Period.

         3.2. PRINCIPAL PAYMENTS ON THE LINE. Borrowers will pay the outstanding principal balance of the Line, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, ON DEMAND; provided, that no demand for payment may be made by Bank unless (a) an Event of Default has occurred hereunder or under any of the Loan Documents; or (b) the Line has expired. If any overadvance arises under the Line for any reason whatsoever, including accounts becoming ineligible, Borrowers will repay such overadvances, ON DEMAND.

         3.3. INTEREST PAYMENTS ON THE TERM LOAN. Borrowers will pay interest on the principal balance of the Term Loan as follows:

              (a) while the Term Loan bears interest based on the Term Base Rate, interest will be payable on the first day of each calendar month as billed by Bank, and

              (b) while the Term Loan bears interest based on the Term LIBOR Rate, interest will be payable at the end of the applicable Term Rate Period.

         3.4. PRINCIPAL PAYMENTS ON THE TERM LOAN. Borrowers will pay the principal of the Term Loan in (a) fifty-nine (59) equal and consecutive monthly installments each in the amount of One Hundred Sixteen Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($116,666.67), commencing on October 1, 1996 and continuing on the first day of each calendar month thereafter, and (b) one final installment of all remaining principal and accrued interest due thereon, together with all fees and charges due hereunder, payable on September 1, 2001.

         3.5. APPLICATION OF PAYMENTS. Any and all payments on account of the Line or the Term Loan shall be applied, at the option of Bank, to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Bank, in its sole discretion, elects. Borrowers agree that, to the extent any Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

         3.6. LETTER OF CREDIT FEE. For each advance under the Line made in the form of the issuance or renewal of a stand-by letter of credit, Borrowers shall pay to Bank an issuance or renewal fee in an amount equal to one percent (1%) of the face amount of such stand-by letter of credit, payable coincident with and as a condition of the issuance or renewal of such stand-by letter of credit. In addition, Borrowers shall pay such other fees and charges in connection with the issuance, renewal and maintenance of such stand-by letter of credit as may be required by

Bank.

         3.7. COMMITMENT FEE. Contemporaneously with the execution and delivery of this Agreement, Borrowers shall pay to Bank a commitment fee equal to Eleven Thousand Two Hundred Fifty Thousand Dollars ($11,250.00).

         3.8. LATE CHARGE. In the event that Borrowers fail to pay any principal or interest due under the Loans for a period of at least fifteen (15) days, in addition to paying such sums, Borrowers will pay to Bank a late charge equal to the greater of (a) four percent (4%), of such past due payment as compensation for the expenses incident to such past due payment, or (b) Five Dollars ($5.00).

         3.9. PREPAYMENT. Except as provided in SECTIONS 2.6(c)(v) AND 2.7(c), Borrowers may not prepay all or any part of any LIBOR Loan prior to the end of the applicable Rate Period. The Borrowers may prepay any Base Rate Loan, in whole or in part, at any time without penalty or premium.

         3.10. PAYMENT METHOD. Unless revoked by Borrowers in writing, Borrowers authorize Bank to debit all payments required to be made by Borrowers hereunder or under the Loans (for which invoices have been delivered to Borrowers, whether by telecopier or otherwise), on the date due, from any deposit account maintained by any Borrower with Bank. Otherwise, Borrowers will be obligated to make such payments directly to Bank. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

         3.11. LOAN ACCOUNT. Bank will open and maintain on its books a loan account (the "LOAN ACCOUNT") with respect to advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Bank under this Agreement. Except in the case of manifest error in computation, the Loan Account will be conclusive evidence as to the amount at any time due to Bank from Borrower under this Agreement or the Notes.

         3.12. LIBOR INDEMNITY. Borrowers will indemnify Bank against any loss or expense which Bank actually sustains or incurs as a consequence of any prepayment by Borrowers of a LIBOR Loan prior to the end of the applicable Rate Period. If Bank actually sustains or incurs any such loss or expense it will within ninety (90) days of such loss or expense notify Borrowers in writing of the amount determined in good faith by the Bank to be necessary to indemnify Bank for the loss or expense. Such amount will be due and payable by Borrowers to Bank within ten (10) days after presentation by Bank of a statement setting forth a brief explanation of and Bank's calculation of such amount, which statement shall be presumptively deemed correct absent manifest error. Any amount payable to the Bank under this Section will bear interest at the applicable default rate from the due date until paid, both before and after judgment.

4.       SECURITY.

         4.1. SECURITY FOR INDEBTEDNESS. As security for the payment of all Indebtedness of Borrowers to Bank, whether now or hereafter owing or existing including, without limitation, all obligations hereunder and under the Loan Documents, under the Loans, and for the payment, performance and discharge of all other obligations or undertakings now or hereafter made by or for the benefit of any Borrower to or for the benefit of Bank, under this Agreement or under any other agreement, promissory note or undertaking now existing or hereafter entered into by any Borrower with or to Bank, including any guaranty or surety obligations of any Borrower to Bank and the undertakings of any Borrower to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank (all such obligations, indebtedness and undertakings being sometimes hereinafter referred to as the "BANK INDEBTEDNESS"), Borrowers hereby grant, or shall cause to be granted, to Bank a security interest in all of the following:

              (a) All of Borrowers' existing and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by Borrowers or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall be given or may give rise to any of the foregoing, (ii) all of Borrowers' rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, setoff, detinue, replevy and reclamation, (iii) all general intangibles related thereto, (iv) all guaranties, mortgages, security interest, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any of Borrowers' accounts,
(v) choses-in-action, claims and judgments, (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and
(vii) all products and proceeds of any of the foregoing.

              (b) All of Borrowers' present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in Borrowers' business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by Borrowers and all products and proceeds of any of the foregoing.

              (c) All of Borrowers' present and future general intangibles (including but not limited to manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, tradenames, brand names, logos, inventions, copyrights and all applications and registrations therefor, software and computer programs, license rights, royalties, trade secrets, methods, processes, knowhow, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

              (d) All of Borrowers' present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

              (e) All of Borrowers' present and future general ledger sheets, files, records, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of Borrowers or any service bureau.

              (f) All letters of credit now existing or hereafter issued naming a Borrower as a beneficiary or assigned to a Borrower, including the right to receive payments thereafter, and all documents and records associated thereunder.

              (g) All deposits, funds, instruments, documents, policies and certificates of insurance, securities, chattel paper and other assets of Borrowers or in which any Borrower has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to any Borrower or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of Borrowers in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

         4.2. GENERAL. The collateral described above in SECTION 4.1 and in the Existing Loan Documents is collectively referred to herein as the "COLLATERAL". The above-described security interests, assignments, liens shall not be rendered void by the fact that no Bank Indebtedness exists as of any particular date, but shall continue in full force and effect until (a) the Bank Indebtedness has been repaid and Bank has no agreement or commitment outstanding pursuant to which Bank may extend credit to or on behalf of Borrowers, or (b) Bank has executed termination statements or releases with respect thereto. IT IS THE EXPRESS INTENT OF THE BORROWERS THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF BORROWERS TO BANK.

5. REPRESENTATIONS AND WARRANTIES OF BORROWERS. Borrowers represent and warrant as follows:

         5.1. VALID ORGANIZATION, GOOD STANDING AND QUALIFICATION OF MRC. MRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, has full power and authority to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the Collateral, assets, business, operations or financial condition of the Borrowers, taken as a whole, or the ability of MRC to perform its obligations under the Loan Documents.

         5.2. VALID ORGANIZATION, GOOD STANDING AND QUALIFICATION OF MEDIFAX. Medifax is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri, has full power and authority to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the Collateral, assets, business, operations or financial condition of the Borrowers, taken as a whole, or the ability of Medifax to perform its obligations under the Loan Documents.

         5.3. LICENSES. Each Borrower and its employees, servants and agents have all licenses, registrations and other authority as may be necessary to enable them to perform all services and business which they have agreed to perform in any state, municipality or other jurisdiction, except where the failure to be so licensed would not have a material adverse effect on the Collateral, assets, business, operations or financial condition of the Borrowers, taken as a whole.

         5.4. OWNERSHIP INTERESTS. Medifax owns all of the issued and outstanding stock of MRC.

         5.5. SUBSIDIARIES. Except as set forth on SCHEDULE 5.5 attached hereto, no Borrower owns any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

         5.6. FINANCIAL STATEMENTS. Borrowers have furnished to Bank the financial statements as described on SCHEDULE 5.6. Such financial statements of Borrowers fairly present the financial condition and the assets and liabilities of the applicable Borrower at such date and the results of their operations as of the end of the period and have been prepared in accordance with GAAP consistently applied and maintained.

         5.7. NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION. There has been no material adverse change in the financial condition of Borrowers, taken as a whole, since December 31, 1995.

         5.8. PENDING LITIGATION OR PROCEEDINGS. Except as set forth on SCHEDULE
5.8 attached
hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of any Borrower's knowledge, threatened against or affecting any Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         5.9. DUE AUTHORIZATION; NO LEGAL RESTRICTIONS. The execution and delivery by Borrowers of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan
Documents: (i) have been duly authorized by all requisite corporate action of each Borrower, (ii) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrower's Certificate or Articles of Incorporation or By-Laws, or any indenture, mortgage, loan or credit agreement or instrument to which any Borrower is a party or by which any of them may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank or the Permitted Liens.

         5.10. ENFORCEABILITY. The Loan Documents when executed by Borrowers will constitute valid and binding obligations of Borrowers, enforceable in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

         5.11. NO DEFAULT UNDER OTHER OBLIGATIONS, ORDERS OR GOVERNMENTAL REGULATIONS. No Borrower is in violation of its Certificate or Articles of Incorporation or in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued and no Borrower is in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to any of them or by which their properties may be bound or affected.

         5.12. GOVERNMENTAL CONSENTS. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of any Borrower is required in connection with the execution, delivery or performance by any Borrower of the Loan Documents or the consummation of the transactions contemplated thereby.

         5.13. TAX STATUS. Except as set forth on SCHEDULE 15.13, each Borrower has filed all tax returns which it is required to file and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by it, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. Such tax returns are complete and accurate in all material respects. No Borrower knows of any proposed assessment or basis for any assessment of additional taxes.

         5.14. TITLE TO COLLATERAL. The Collateral is and will be owned by Borrowers, free and clear of all liens and other encumbrances of any kind, excepting only the rights and interests permitted under SECTION 6.6 below.

         5.15. ADDRESSES. During the past five (5) years, no Borrower has been known by any names other than those set forth in SCHEDULE 5.15 attached hereto and has not been located at any addresses other than those set forth on SCHEDULE
5.15 attached hereto. The portions of the Collateral which are tangible property and Borrowers' books and records pertaining thereto will at all times be located at the addresses set forth on SCHEDULE 5.15; or such other location determined by Borrower after prior notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Borrowers' books and records.

         5.16. CURRENT COMPLIANCE. Borrowers are currently in compliance with all of the terms and conditions of the Loan Documents.

         5.17. ELIGIBLE ACCOUNT WARRANTIES. With respect to all Eligible Receivables from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrowers and delivered to Bank and upon which Borrowers are basing availability under the Line, Borrowers warrant and represent that (a) the accounts are genuine, are in all respects what they purport to be, and are not evidenced by any chattel paper, note, instrument or judgment; (b) Borrowers have absolute title to such accounts and the accounts represent undisputed, bona fide transactions completed in accordance with the terms thereof and as represented to Bank; (c) there are no material setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrowers have not made any agreement with any account debtor for any deduction therefrom; (d) to the best of Borrowers' knowledge, there are no facts, events or occurrences which impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on any certificates, statements or reports, prepared by or for any Borrower and delivered to Bank, Borrowers' books and records and all invoices and statements delivered to Bank with respect thereto; (e) to the best of Borrowers' knowledge, all account debtors have the capacity to contract and are solvent; (f) the goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of Bank and the Permitted Liens; (g) to the best of Borrowers' knowledge, there are no proceedings or actions which are threatened or pending against any account debtor which might result in the uncollectibility of any accounts due from that account debtor; (h) the account is not an account with respect to which the account debtor is an affiliate of any Borrower or a director, officer or employee of any Borrower or its affiliates; (i) the account does not arise with respect to goods which have not been shipped or arise with respect to services which have not been fully performed and accepted as satisfactory by the account debtor; (j) the account is not an account with respect to which the account debtor's obligation to pay the account is conditional upon the account debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill- and-hold, guaranteed sale, sale-and-return, or sale on approval basis; (k) the amounts shown on the applicable certificates, statements, on Borrowers' books and records and all invoices and statements which may be delivered to Bank with respect to such accounts are actually and absolutely owing to Borrowers and are not in any way contingent; and (l) the accounts have not been sold, assigned or transferred to any other Person and no Person except Borrowers has any claim thereto or (with the exception of the applicable account debtor) any claims to the goods sold, except as provided in the Samek Security Agreement or the Marcus Security Agreements.

         5.18. PENSION PLANS. Except as disclosed on SCHEDULE 5.18 hereto, (a) no Borrower has any obligations with respect to any employee pension benefit plan ("PLAN") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) no events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of any Borrower which would constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment by any United States District Court of a trustee to administer any such Plan, (c) all of the Borrowers' Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) no Borrower has any existing liability to the PBGC. No Borrower is subject to or bound to make contributions to any "multi-employer plan" as such term is defined in Section 4001(a)(3) of ERISA.

         5.19. LEASES AND CONTRACTS. Borrowers have complied in all material respects with the provisions of all material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which it is a party and is not in default thereunder. No other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

         5.20. INTELLECTUAL PROPERTY. Borrowers own or possess the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the Borrowers' properties and to carry on their businesses as presently conducted and presently planned to be conducted without conflict with the rights of others. SCHEDULE 5.20 sets forth an accurate list and description of each registered patent, trademark, service mark, trade name and copyright owned or possessed by any Borrower.

         5.21. BUSINESS INTERRUPTIONS. Within five (5) years prior to the date hereof, neither the business, Collateral nor operations of any Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the

United States of America, or any state or local government, or any political subdivision or agency thereof, directed against such Borrower. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by Borrowers.

         5.22. CONSUMMATION OF PURCHASE TRANSACTION AND STOCK OFFERING. All material aspects of the transactions contemplated under the Purchase Agreement have been consummated. Medifax has completed a secondary public offering of its capital stock, which offering raised additional equity for Medifax of not less than Thirty Million Dollars ($30,000,000.00).

         5.23. ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by any Borrower contained herein or in any certificate or other document furnished by any Borrower pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which any Borrower knows or should know and has not disclosed to Bank, which does or may materially and adversely affect the business or financial condition of Borrowers, taken as a whole.

6. GENERAL COVENANTS. Except with the prior written consent of Bank, Borrowers will comply with the following:

         6.1. PAYMENT OF PRINCIPAL, INTEREST AND OTHER AMOUNTS DUE. Borrowers will pay when due all amounts of principal and interest on the Notes and all other amounts payable by them hereunder.

         6.2. LIMITATION ON SALE AND LEASEBACK. No Borrower will enter into any arrangement whereby it will sell or transfer any real property or improvements thereon or other fixed assets owned by it (other than automobiles) and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof, or other property which that Borrower shall intend to use for substantially the same purposes as the property sold or transferred.

         6.3. DISPOSITION OF ASSETS. No Borrower will sell, lease, transfer or otherwise dispose of all, substantially all, or any material portion of its property or assets, except for sales of inventory and equipment (including any surplus or obsolete inventory or equipment) in the ordinary course for fair consideration.

         6.4. MERGER; CONSOLIDATION; BUSINESS ACQUISITIONS; SUBSIDIARIES. No Borrower will merge into or consolidate with any Person, acquire any material portion of the stock or assets or business of any Person, permit any Person to merge into it, or form any new Subsidiaries. Notwithstanding the foregoing, Borrowers may make acquisitions of stock and/or assets, provided the purchase price (including cash, the market value of stock or other assets and assumption of liabilities) of any such acquisition does not exceed Two Million Five Hundred

Thousand Dollars ($2,500,000.00) and the aggregate purchase price (including cash, the market value of all stock and other assets and assumption of liabilities) for all such acquisitions does not exceed Ten Million Dollars ($10,000,000.00). Additionally, MRC may merge into Medifax, provided reasonable notice of such merger is given to Bank. At least once in each calendar year, Medifax shall deliver to Bank a list of its five (5) largest shareholders (by number of voting shares held). Medifax will also promptly notify Bank if Welsh, Carson, Anderson & Stowe VI, L.P.'s interest in Medifax is reduced or terminated for any reason whatsoever other than as a result of the exercise of existing stock options.

         6.5. PAYMENT OF TAXES, CLAIMS FOR LABOR AND MATERIALS. Each Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets; provided that it shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by it, and neither execution nor foreclosure sale or similar proceedings shall have been commenced in respect thereof (or such proceedings shall have been stayed pending the disposition of such contest of validity), and it shall have set aside on its books adequate reserves with respect thereto.

         6.6. LIENS. No Borrower will create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except:

              (a) Security interests held by Bank to secure Bank Indebtedness;

              (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations, not incurred in connection with the borrowing of money;

              (c) Encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities of title thereto, none of which materially impairs the use of such property by Borrower in the operation of its business; or

              (d) The Permitted Liens.

         6.7. EXISTENCE; COMPLIANCE WITH LAWS. Except as otherwise permitted under SECTION 6.4, each Borrower (a) will obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will continue to operate its business as presently operated; and (c) will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.

         6.8. INSURANCE. Each Borrower will carry adequate insurance issued by responsible insurers in amounts (at least adequate to comply with any coinsurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated and in the case of insurance on any of the Collateral shall carry insurance in the full insurable value thereof and cause Bank to be named as loss payee and additional insured thereunder, as its interests may appear with thirty
(30) days' notice to be given Bank by the insurance carrier prior to cancellation of such insurance coverage. Each Borrower shall cause to be delivered to Bank the insurance policies therefor and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof evidencing the renewal of such insurance and payment of the premiums therefor. Borrowers shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Bank and not to Borrowers, or either of them, and Bank jointly; provided, however, that any payments (including unearned premiums) by insurers for losses sustained by Borrowers may be paid directly to Borrowers if the aggregate amount of all such losses occurring in any one year does not exceed
(x) Two Hundred Fifty Thousand Dollars ($250,000.00), and (y) no Event of Default exists hereunder. If any insurance losses are paid by check, draft or other instrument payable to a Borrower and Bank jointly, Bank may endorse that Borrower's name thereon and do such other things as Bank may deem advisable to reduce the same to cash. In the event of loss, Bank, at its option, may (i) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Bank may elect the Bank Indebtedness, or (ii) disburse all or any part of such insurance proceeds to or for the benefit of Borrowers for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement, in either case without waiving or impairing the Bank Indebtedness or any provision of this Agreement. Any deficiency thereon shall be paid by Borrowers to Bank upon demand. No Borrower shall take out any insurance without having Bank named as loss payee or additional insured thereon. Borrowers shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral, except as may result from the gross negligence or wilful misconduct of the Bank.

         6.9. INSPECTIONS; AUDITS. If (a) within thirty (30) days after written request from Bank to Borrowers, Borrowers fail to provide to Bank the financial information specifically requested by Bank in such notice and such information is available to Borrower, or (b) an Event of Default has occurred and is continuing, Borrowers hereby irrevocably authorize and direct all accountants and auditors employed by Borrowers at any time to exhibit and deliver to Bank
(x) in the case of (a) above, the specific financial information required by Bank in its written notice, and (b) in the case of an Event of Default, copies of any and all of Borrowers' financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and to disclose to Bank any information they may have concerning Borrowers' financial status and business operations. Borrowers further authorize all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to Borrowers, whether made by Borrowers or otherwise.

              The officers of Bank, or such persons as any of them may designate, may visit and inspect any of the properties of any Borrower, examine (either by Bank's employees or by independent accountants) any of the Collateral or other assets of Borrowers, including the books of account of Borrowers, and discuss the affairs, finances and accounts of Borrowers with their officers and with their independent accountants, at such times as Bank may desire. Prior to the occurrence of an Event of Default hereunder or under any of the Loan Documents, Bank agrees to conduct such examinations and inspections only during normal business hours and upon reasonable notice.

         6.10. CAPITAL STOCK; DIVIDENDS. Medifax will not redeem, repurchase or otherwise make any payment or distribution to acquire any of its capital stock, except as provided herein. Medifax will not pay dividends or make other distributions on account of its capital stock. Notwithstanding the foregoing, Bank hereby agrees to permit Medifax to pay dividends on account of its capital stock; provided that (a) no Event of Default has occurred hereunder or under any of the Loan Documents, (b) the payment of such dividend(s) shall not result in the occurrence of any event which with the passage of time or giving of notice, if applicable, would constitute an Event of Default hereunder or under any of the Loan Documents, and (c) such dividends shall not exceed forty percent (40%) in any fiscal year of Medifax's consolidated net income for that year (as determined in accordance with GAAP). The Bank hereby agrees to permit Medifax to redeem thirty-five thousand (35,000) shares of its capital stock from Dr. John Dayani at Four Dollars and Twenty-Three Cents ($4.23) per share on or before November 30, 1996.

         6.11. TRANSACTIONS WITH AFFILIATES. From the date of this Agreement, no Borrower shall enter into or conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between persons not affiliated with each other and except as disclosed to Bank. No Borrower will make any loans or extensions of credit to any of its Affiliates, shareholders, directors or officers, except for the existing loans described in
SCHEDULE 6.11 attached hereto. Notwithstanding the foregoing, nothing contained herein shall be deemed to prohibit (a) any inter-company advances and payments between the Borrowers, or (b) advances for moving or other similar allowances extended by Borrowers, or either of them, in the ordinary course, provided that such advances and allowances shall not at any time exceed in the aggregate One Hundred Fifty Thousand Dollars ($150,000.00).

         6.12. RESTRICTION ON STOCK TRANSFER. MRC shall not directly or indirectly issue, transfer, sell or otherwise dispose of, or part with control of, or permit the transfer of, any shares of its capital stock.

         6.13. NAME OR ADDRESS CHANGE. No Borrower shall change its name or address except upon thirty (30) days prior written notice to Bank and delivery to Bank of any items reasonably requested by Bank to maintain perfection and priority of Bank's security interests and access to that Borrower's books and records.

         6.14. NOTICES. Borrowers will promptly notify Bank of (i) any action or proceeding brought against any Borrower wherein such action or proceeding would, if determined adversely to that Borrower result in liability of that Borrower in excess of One Hundred Thousand Dollars ($100,000.00), (ii) the occurrence of any Event of Default, (iii) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, or (iv) the failure of any Borrower to observe any of its undertakings under the Loan Documents.

         6.15. ADDITIONAL DOCUMENTS AND FUTURE ACTIONS. Borrowers will provide Bank from time to time on request by Bank with such agreements, financing statements and additional instruments, documents or information as the Bank may in its discretion reasonably deem necessary or advisable to perfect, protect and maintain the security interests in the collateral, to permit Bank to protect its interest in the Collateral or to carry out the terms of the Loan Documents. Each Borrower hereby irrevocably authorizes and appoints Bank as its attorney-in-fact, with full power of substitution, to execute on that Borrower's behalf and file at Bank's expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in the Collateral. Borrowers irrevocably authorize the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agree that such filing is sufficient as a financing statement.

         6.16. ACCOUNTS RECEIVABLE. Unless Bank notifies Borrowers in writing that it dispenses with any one or more of the following requirements, Borrowers will (a) inform Bank immediately of the rejection of goods, claims made or delay in delivery or performance in regard to any account or contract right upon which Borrowers have based availability for advances under the Line, the disputed amount of which account or contract right exceeds One Hundred Thousand Dollars ($100,000.00) or the aggregate amount of all such accounts or contract rights exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) at any time or from time to time; and (b) immediately notify Bank if any of its accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, and execute any instruments and take any steps required by Bank in order that all monies due and to become due under such contract shall be assigned to Bank and notice thereof given to the Government under the Federal Assignment of Claims Act.

         Borrowers will (i) upon the occurrence and during the continuation of an Event of Default, segregate cash proceeds of Collateral so that they may be identified readily, and deliver the same to the Bank at such time or times and in such manner and form as the Bank may direct; (ii) use their best efforts to obtain from any owner, encumbrancer or other person having an interest in the property where any Collateral is located, written consent to Bank's removal of the Collateral therefrom, without liability on the part of the Bank to such owner, encumbrancer or other person, or from any such owner, encumbrancer or other person such waivers of any interest in the Collateral as the Bank may require; and (iii) immediately pay to Bank any overadvance arising under the Line.

         6.17. SUBORDINATED INDEBTEDNESS.

               (a) OWED TO SAMEK. Borrowers will not prepay or accelerate payment of that certain note payable having an original principal balance of not more than $3,500,000.00 from Medifax to Edward L. Samek, except as permitted in the Samek Subordination Agreement. Borrowers agree to comply with all terms of the Samek Subordination Agreement.

               (b) OWED TO THE MARCUSES. Borrowers will not prepay or accelerate payment of those certain notes payable having an original principal balance of not more than $2,000,000.00, in the aggregate, from Medifax to the Marcuses, except as permitted in the Marcus Subordination Agreements. Borrowers agree to comply with all terms of the Marcus Subordination Agreements.

7. FINANCIAL COVENANTS. Except with the prior written consent of Bank, Borrowers will comply with the following:

         7.1. TANGIBLE NET WORTH. Borrowers shall maintain on a consolidated basis Tangible Net Worth plus Subordinated Indebtedness of not less than $12,500,000.00 as of the date hereof and at all times thereafter.

         7.2. INDEBTEDNESS TO TANGIBLE NET WORTH RATIO. Borrowers shall maintain on a consolidated basis a ratio of Indebtedness (not including Subordinated Indebtedness) to Tangible Net Worth plus Subordinated Indebtedness of not more than 1.65 to 1.0 as of the date hereof and at all times thereafter.

         7.3. CURRENT RATIO. Borrowers shall maintain on a consolidated basis a ratio of Current Assets to Current Liabilities of not less than 1.40 to 1.0 as of the date hereof and at all times thereafter.

         7.4. NET INCOME. Borrowers shall realize on a consolidated basis net income after taxes of not less than One Million Dollars ($1,000,000.00) for each fiscal year commencing with the fiscal year ending December 31, 1996.

8. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. Borrowers shall keep proper books of record and account in which full and correct entries will be made of all of its dealings, business and affairs, and Borrowers will deliver or cause to be delivered to Bank the following:

         8.1. ANNUAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrowers:

              (a) the audited consolidated and consolidating income and retained earnings statements of Borrowers for such fiscal year,

              (b) the audited consolidated and consolidating balance sheet of Borrowers as at the end of such fiscal year, and

              (c) the audited consolidated and consolidating statement of cash flow of Borrowers for such fiscal year,

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing acceptable to Bank in the reasonable exercise of its discretion (the "ACCOUNTANT").

         8.2. QUARTERLY STATEMENTS. As soon as available and in any event within sixty (60) days after the close of each of the first three (3) fiscal quarters of Borrowers during each fiscal year;

              (a) the consolidated income and retained earnings statements of Borrowers for such quarter,

              (b) the consolidated balance sheet of Borrowers as of the end of such quarter,

              (c) the consolidated statement of cash flow of Borrowers for such quarter,

setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year (if applicable), all in reasonable detail, subject to year end adjustments. The foregoing statements and balance sheets shall be internally prepared in accordance with GAAP and shall be certified by the Chief Financial Officer of the Borrowers to be true and complete.

         8.3. ACCOUNTS RECEIVABLE STATEMENTS. As soon as available and in any event within twenty (20) days after the end of each fiscal quarter, a schedule of the Borrowers' accounts receivable as of the last day of the preceding fiscal quarter, identifying all Eligible Receivables, and the aging by open invoice of each customer of Borrowers, all certified as to accuracy by the Chief Financial Officer of Borrowers. Borrowers shall also provide Bank with all information requested by Bank with respect to any account debtor.

         8.4. AUDIT REPORTS. Promptly upon receipt thereof, one copy of each other report submitted to any Borrower, by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the books of that Borrower.

         8.5. REQUESTED INFORMATION. With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of any Borrower as Bank may reasonably request from time to time.

9. ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.

         9.1. REPRESENTATIONS. Borrowers represent and warrant to Bank that (a) they own no real property, and (b) to the best of their knowledge, there are no Special Materials, as hereinafter defined, presently located on any real property leased by any Borrowers (collectively, "BORROWERS' REAL PROPERTY"). Borrowers further represent and warrant to Bank that the Borrowers' Real Property is not now being used nor, to the best of their knowledge, has it ever been used in the past for activities involving Special Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Special Materials. Without limiting the generality of the foregoing, the Borrowers' Real Property is not being used nor, to the best of Borrowers' knowledge, has it ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge).

         9.2. DEFINITIONS. For purposes of the foregoing (i) "ENVIRONMENTAL REQUIREMENTS" means any and all federal, state or local laws, statutes, ordinances, regulations or standards, or administrative or court orders or decrees, or private agreements, and (ii) "SPECIAL MATERIALS" means any and all materials which, under Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction or for similar economic loss. Without limiting the foregoing, Special Materials shall include any materials which violate any national or local contingency plan or the release or threatened release of which may violate or create liability under any Environmental Requirement. Special Materials shall also include, without limitation: (i) asbestos in any form; (ii) urea formaldehyde foam insulation; (iii) paint containing lead; and (iv) transformers or other equipment which contains dielectric fluid containing polychlorinated biphenyls (commonly referred to as "PCB'S").

10. CONDITIONS OF CLOSING. The obligation of Bank to make available the Loans is subject to the performance at or prior to the Closing by Borrowers of all of its agreements theretofore to be performed by it hereunder and to the following further conditions (any of which may be waived by Bank):

         10.1. LOAN DOCUMENTS. Borrowers will have executed and delivered to Bank the Loan Documents.

         10.2. REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrowers set forth in the Loan Documents will be true at and as of the date of Closing.

         10.3. NO DEFAULT. No condition or event shall exist or have occurred which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

         10.4. PROCEEDINGS AND DOCUMENTS. All proceedings taken by Borrowers in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Bank, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions.

         10.5. DELIVERY OF OTHER DOCUMENTS. The following documents shall have been delivered by or on behalf of Borrowers to Bank:

               (a) AUTHORIZATION DOCUMENTS. Evidence of authorization of Borrowers' execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

               (b) INSURANCE. Evidence of the insurance coverage required under
SECTION 6.8.

               (c) OTHER DOCUMENTS. Such other documents as may be reasonably required to be submitted to Bank by the terms hereof or of any Loan Document.

11. CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES. Without limiting Bank's discretion to make advances under the Line subsequent to Closing, such advances shall be conditioned upon the following conditions and each request by Borrowers for an advance shall constitute a representation by Borrowers to Bank that each condition has been met or satisfied:

         11.1. REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrowers contained herein or in the Loan Documents shall be true at and as of the date of such advance as if made on such date, and each request for an advance shall constitute reaffirmation by Borrowers that such representations and warranties are then true.

         11.2. NO DEFAULT. No condition or event shall exist or have occurred at or as of the date such advance which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

         11.3. OTHER REQUIREMENTS. Bank shall have received all certificates, authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Bank may reasonably request.

12. DEFAULT AND REMEDIES.

         12.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

               (a) The failure of Borrowers to pay any amount of principal or interest on the Line Note, the Term Notes, the Existing Term Notes or any other Bank Indebtedness on the date on which such payment is due, whether, on demand, at the stated maturity, or due date, thereof or by reason of any requirement for the prepayment thereof, by acceleration or otherwise.

               (b) The failure of Borrowers to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other Loan Document.

               (c) The failure of Borrowers to pay or perform any other obligation to Bank under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

               (d) The adjudication of any Borrower as a bankrupt or insolvent, or the entry of an Order for Relief against any Borrower or the entry of an order appointing a receiver or trustee for any Borrower of any of their property or approving a petition seeking reorganization of it or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

               (e) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or (unless dismissed within 60 days) against any Borrower or any Borrower makes an assignment for the benefit of creditors, or any Borrower takes any action to authorize any of the foregoing;

               (f) The entry of a final judgment(s) for the payment of money in excess of $1,000,000.00 or $2,000,000.00, in the aggregate, against any Borrower which, within thirty (30) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within thirty (30) days after the expiration of any such stay; or

               (g) Any representation or warranty of Borrowers in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by any Borrower pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified.

         Notwithstanding anything to the contrary contained herein, none of the foregoing shall constitute an Event of Default hereunder unless and until Bank shall have given Borrowers notice of the occurrence of such event and Borrowers shall fail to remedy such event within ten (10) days after the giving of such notice; provided, however, that if such event is incapable of remedy Borrowers shall not be entitled to any notice or grace hereunder.

         12.2. REMEDIES. At the option of the Bank, upon the occurrence of an Event of Default, or at any time thereafter.

               (a) The entire unpaid principal of the Line, the Term Loan, all other Bank Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrowers, or either of them, to Bank hereunder or under any other agreement, note or otherwise arising shall become immediately due and payable without any further demand or notice;

               (b) The Line shall immediately terminate;

               (c) Bank may enter the premises occupied by Borrowers and take possession of the Collateral and any records relating thereto; and/or

               (d) Bank may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

         12.3. SALE OR OTHER DISPOSITION OF COLLATERAL. The sale, lease or other disposition of the Collateral, or any part thereof, by Bank after an Event of Default may be for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Bank Indebtedness then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Bank may cause the Collateral to remain on any Borrower's premises or otherwise or to be removed and stored at premises owned by other persons, at Borrowers' expense, pending sale or other disposition of the Collateral. Borrowers, at Bank's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Bank at a place to be designated by Bank. Bank shall have the right to conduct such sales on any Borrower's premises, at Borrowers' expense, or elsewhere, on such occasion or occasions as Bank may see fit. Any notice required to be given by Bank of a sale, lease or other disposition or other intended action by Bank with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to Borrowers at the address specified in SECTION 13.1 below, at least five (5) business days prior to such proposed action, shall constitute fair and reasonable notice to Borrowers of any such action. The net proceeds realized by Bank upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Bank in connection therewith and all other costs and expenses related thereto including reasonable attorney fees, shall be applied in such order as Bank, in its sole discretion, elects, toward satisfaction of the Bank Indebtedness. Bank shall account to Borrowers for any surplus realized upon such sale or other disposition, and Borrowers shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Bank's security interest in the Collateral. Borrowers agree that Bank has no obligation to preserve rights to the Collateral against any other parties. Bank is hereby granted a license or other right to use, after an Event of Default, without charge, Borrowers' labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and Borrowers' rights under all contracts, licenses, leases and franchise agreements shall inure to Bank's benefit. Bank shall be under no obligation to marshall any assets in favor of any Borrower or any other party or against or in payment of any or all of the Bank Indebtedness.

         12.4. ACTIONS WITH RESPECT TO ACCOUNTS. Borrowers hereby jointly and severally irrevocably make, constitute and appoint Bank (and any of Bank's designated officers, employees or agents) as their true and lawful attorney-in-fact with power to sign their names and to take any of the following actions, in their names or the name of Bank, as Bank may determine, without notice to Borrowers and at Borrowers' expense:

               (a) Verify the validity and amount of or any other matter relating to the Collateral by mail, telephone, telegraph or otherwise;

               (b) Upon the occurrence of and during the continuance of an Event of Default, notify all account debtors that the accounts have been assigned to Bank and that Bank has a security interest therein (provided that Bank shall have the right to notify account debtors prior to an Event of Default if such notification is required to perfect the Bank's security interests and/or right to collect such accounts);

               (c) Upon the occurrence and during the continuance of an Event of Default, direct all account debtors to make payment of all accounts directly to Bank and forward invoices directly to such account debtors;

               (d) Upon the occurrence and during the continuance of an Event of Default, take control in any manner of any cash or non-cash items of payment or proceeds of accounts;

               (e) Upon the occurrence and during the continuance of an Event of Default, notify the United States Postal Service to change the address for delivery of mail addressed to any Borrower to such address as Bank may designate;

               (f) Upon the occurrence and during the continuance of an Event of Default, have access to any lockbox or postal boxes into which any Borrower's mail is deposited and receive, open and dispose of all mail addressed to any Borrower;

               (g) Upon the occurrence and during the continuance of an Event of Default, take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to accounts;

               (h) Upon the occurrence of and during the continuance of an Event of Default, enforce payment of and collect any accounts, by legal proceedings or otherwise, and for such purpose Bank may:

                   (1) Demand payment of any accounts or direct any account debtors to make payment of accounts directly to Bank;

                   (2) Receive and collect all monies due or to become due to any Borrower;

                   (3) Exercise all of Borrowers' rights and remedies with respect to the collection of accounts;

                   (4) Settle, adjust, compromise, extend, renew, discharge or release the accounts;

                   (5) Sell or assign the accounts on such terms, for such amount and at such times as Bank deems advisable;

                   (6) Prepare, file and sign Borrowers' name or names on any Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

                   (7) Prepare, file and sign Borrowers' name or names on any Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien or similar document in connection with the Collateral;

                   (8) Endorse the name of Borrowers upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest that may come into Bank's possession;

                   (9) Sign the name of Borrowers to verifications of accounts and notices thereof sent by account debtors to Borrowers; or

                   (10) Take all other actions necessary or desirable to protect Borrowers' or Bank's interest in the accounts.

All acts of said attorneys are hereby ratified and approved and said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Bank Indebtedness remains outstanding.

         12.5. SET-OFF. Without limiting the rights of Bank under applicable law, Bank has and may exercise a right of set-off, a lien against and a security interest in all property of Borrowers now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for all obligations of Borrowers to Bank under the Loan Documents or otherwise. At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of Borrowers against any or all of the Bank Indebtedness and the Borrowers' obligations under the Loan Documents.

         12.6. DELAY OR OMISSION NOT WAIVER. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and Borrowers shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of Borrowers.

         12.7. REMEDIES CUMULATIVE. The rights, remedies, powers and privileges provided for in shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity.

         12.8. CERTAIN FEES, COSTS, EXPENSES AND EXPENDITURES. Borrowers will pay all of Bank's reasonable expenses, including without limitation reasonable fees, disbursements, expenses and disbursements of counsel retained by Bank and all fees related to filings, recording of documents, searches and title insurance, in connection with (a) any subsequent amendments, modifications, increases or extensions of the Line or the Term Loan, and (b) the enforcement, protection and preservation of Bank's rights or remedies under the Loan Documents or any documents collateral thereto. In the event Borrowers shall fail to pay taxes, insurance, assessments, costs or expenses which they are required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including legal fees and expenses, filing fees and other charges) shall be payable by Borrowers on demand and shall constitute part of the Bank Indebtedness.

13. COMMUNICATIONS AND NOTICES.

         13.1. COMMUNICATIONS AND NOTICES. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

               To Borrowers:

               Medifax, Inc.
               6201 Powers Ferry Road, Suite 250
               Atlanta, GA  30339
               Attention:  Mr. Edward L. Samek

               Medical Records Corporation
               3637 Green Road
               Cleveland, Ohio  44122
               Attention:  Mr. Edward L. Samek

               With a copy to:

               Alston & Bird
               One Atlantic Center
               1201 West Peachtree Street
               Atlanta, GA  30309-3424
               Attention:  R. Gregory Brophy, Esquire

               To Bank:

               Summit Bank
               One Bethlehem Plaza
               Bethlehem, PA 18018
               Attention: Edward T. Fitzgerald, Vice President

               With a copy to:

               Lesser & Kaplin, P.C.
               350 Sentry Parkway, Building 640
               Blue Bell, Pennsylvania 19422
               Attention: Sara Lee Keller-Smith, Esquire

14. DEFINITIONS. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

         14.1. ACCOUNTING TERMS. As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement and accounting terms partly defined elsewhere in the Agreement to the extent not defined, shall have the respective meanings given to them under GAAP.

         14.2. "AFFILIATE", as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

         14.3. "BASE RATE" means the annual interest rate established from time to time by Bank and generally known by Bank as its "BASE RATE", whether published by it publicly or only for the internal guidance of its loan officers. The Base Rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

         14.4. "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized by law to close.

         14.5. "CAPITALIZED LEASES" means all lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the lessee.

         14.6. "CAPITALIZED LEASE OBLIGATIONS" means all amounts payable with respect to a Capitalized Lease.

         14.7. "CONTRACT PERIOD" shall have the meaning set forth in SECTION
2.1.

         14.8. "CORPORATION" means a corporation, partnership, trust, unincorporated organization, association or joint stock company.

         14.9. "CURRENT ASSETS" at a particular date, as applied to any Borrower, means the assets, at such date, of that Borrower that would be included as current assets on a balance sheet of that Borrower as determined in accordance with GAAP.

         14.10. "CURRENT LIABILITIES" at a particular date, as applied to any Borrower, means the liabilities (including tax and other proper accruals) of that Borrower which would be included as current liabilities on a balance sheet of that Borrower at such date, in accordance with GAAP.

         14.11. "ELIGIBLE RECEIVABLES" means accounts receivable of any Borrower which have been due no more than ninety (90) days from the invoice date, are not subject to offsets or deductions and comply with the representations set forth in SECTION 5.17. Ineligible accounts receivable shall include, without limitation: (a) non-trade receivables, (b) foreign accounts receivable; (c) contra-accounts; (d) inter-company accounts or accounts from other affiliated corporations, organizations or individuals; (e) accounts receivable from the United States government or any of its agencies which have not been assigned to Bank under the Assignment of Claims Act; (f) finance charges; (g) cross-aging reserves; (h) lease receivables; and (i) accounts receivable owed by a Person if fifty percent (50%) or more of such Person's accounts receivable owed to any Borrower are ninety (90) days or more past due. Bank may require that certain reserves be established against certain accounts receivable from time to time.

         14.12. "EVENT OF DEFAULT" means each of the events specified in SECTION 12.1.

         14.13. "GAAP" means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

         14.14. "INDEBTEDNESS", as applied to a Person, means:

               (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

               (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

               (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), discounted, sold with recourse or for less than face value or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

         14.15. "LIBOR LOANS" means, at a particular date, all Line LIBOR Loans, if any, and the Term LIBOR Loan, if any.

         14.16. "LIBOR RATE" means the London Interbank Offered Rate (LIBOR) for the Rate Period requested, as published in THE WALL STREET JOURNAL on the first day of the Rate Period, or if such day is not a day on which THE WALL STREET JOURNAL is published, then the last preceding Business Day before such date.

         14.17. "LINE BASE RATE" means the Base Rate minus one percent (1%), which rate shall change immediately upon any change in the Base Rate.

         14.18. "LINE LIBOR LOANS" means loans and advances extended by Bank to Borrowers under the Line bearing interest at a Line LIBOR Rate.

         14.19. "LINE LIBOR RATE" means for any day during each Line Rate Period the per annum rate of interest (computed on a basis of a year of 365 days and actual days elapsed) determined by Bank by adding (a) the LIBOR Rate, and (b) one hundred twenty-five (125) basis points. In the event that the Line LIBOR Rate is unavailable or cannot be ascertained, Bank shall have the right to designate the Line LIBOR Rate on such basis as it shall reasonably determine.

         14.20. "LINE RATE PERIOD" means for any portion of principal of the Line for which Borrowers elect the Line LIBOR Rate, the period of time for which such rate shall apply to such principal portion. Line Rate Periods for principal earning interest at the Line LIBOR Rate shall be for periods of 30, 60 or 90 days, and for no other lengths of time, provided that, no Line Rate Period may end after the Contract Period. If the last day of a Line Rate Period falls on a day other than a Business Day, Bank, at its option, may contract or expand the applicable Line Rate Period to cause such rate period to end on a Business Day.

         14.21. "LOAN DOCUMENTS" means the Existing Loan Documents, the Line Note, Term Notes, the Existing Term Notes and all other documents, executed or delivered by Borrower pursuant to this Agreement.

         14.22. "LONDON BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in London, England are authorized by law to close.

         14.23. "MARCUSES" means Herbert L. Marcus, Martin H. Marcus, Philip M. Cohen, Jeffrey S. Marcus, Lynne M. Cohen, Gregory A. Marcus, Steven I. Marcus and Catherine R. Huser.

         14.24. "MARCUS SECURITY AGREEMENT" means that certain Security Agreement dated June 19, 1996, by and between Medifax and the Marcuses.

         14.25. "MARCUS SUBORDINATION AGREEMENTS" means those certain Subordination Agreements dated June 19, 1996, by and between the Marcuses, Medifax, MRC and Bank.

         14.26. "NOTIFICATION" means telephonic notice (which shall be irrevocable) by Borrowers to Bank that Borrowers have requested that (a) a Line LIBOR Rate shall apply to all or some portion of the principal amount of the Line in accordance with the provisions of SECTION 2.6 hereof, or (b) a Term LIBOR Rate shall apply to the outstanding principal balance of the Term Loan in accordance with the provisions of SECTION 2.7 hereof which notice shall be given no later than 10:00 a.m. Philadelphia time, on the day which at least two (2) Business Days prior to the day (which shall be a day on which Bank is open for business) on which such election is to become effective, which notice shall specify (i) for a Line LIBOR Loan, (A) the principal amount of the Line to be subject to such rate; (B) whether such amount is a new advance, a renewal of a previous request of such rate, a conversion from one interest rate to another, or a combination thereof; and (C) the Line Rate Period (if required) selected; and (ii) for any LIBOR Loan, the date on which such request is to become effective.

         14.27. "PERMITTED LIENS" means those liens described on SCHEDULE 14.23 attached hereto.

         14.28. "PERSON" means an individual, a Corporation or a government or any agency or subdivision thereof.

         14.29. "RATE PERIOD" means either a Line Rate Period or a Term Rate Period.

         14.30. "SAMEK SECURITY AGREEMENT" means that certain Subordinated Security Agreement dated December 6, 1994, between Borrowers, as debtors, and Edward L. Samek, as secured party.

         14.31. "SUBORDINATED INDEBTEDNESS" means the Indebtedness described in
SECTION 6.17 above.

         14.32. "SUBSIDIARY" means a Corporation (a) which is organized under the laws of the United States or any State thereof, (b) which conducts substantially all of its business and has substantially all of its assets within the United States, and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by Borrowers or one or more of its Subsidiaries.

         14.33. "TANGIBLE NET WORTH", as applied to any Borrower means the remainder after deducting from the sum of all assets (net of reserve for uncollectible accounts, depreciation, amortization, obsolescence and the like) properly appearing on a balance sheet of that Borrowers prepared in accordance with GAAP, the following:

                (a) all Indebtedness of that Borrower; and

                (b) to the extent reflected as an asset in such balance sheet,
(i) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including without limitation such items as organizational costs (as currently reflected on that Borrower's financial statements), good will, trademarks, trade names, service marks, brand names, franchises, copyrights, patents, licenses, rights with respect to the foregoing, leasehold improvements and unamortized debt discount and expense,
(ii) all deferred charges, (iii) any write-up in the book value of any asset resulting from a re-evaluation thereof subsequent to the acquisition thereof (except write-ups to actual value specifically approved by Bank), (iv) the amount, if any, at which securities (other than indebtedness in good standing) of any Person which is not readily marketable appear on the asset side of such balance sheet, (v) the amount, if any, at which inventories or securities appearing on the asset side of such balance sheet exceed the lower of cost or current market value thereof or the price at which such Person has agreed to sell such inventories or securities,
(vi) the book amount of any asset which is subject to pledge, lien, encumbrance or charge (including any escrow or similar deposit) to secure the payment of any obligation or indemnity to the extent that the amount of such obligation or indemnity does not constitute Indebtedness of that Borrower or to the extent that the amount of such obligation or indemnity cannot be ascertained and (vii) loans and notes payable due to that Borrower from affiliates, directors or officers of that Borrower.

         14.34. "TERM BASE RATE" means the Base Rate minus three-quarters of one percent (3/4 of 1%), which rate shall change immediately upon any change in the Base Rate.

         14.35. "TERM LIBOR LOAN" means any loan extended by Bank to Borrowers under the Term Loan bearing interest at a Term LIBOR Rate.

         14.36. "TERM LIBOR RATE" means for any day during each Term Rate Period the per annum rate of interest (computed on a basis of a year of 365 days and actual days elapsed) determined by Bank by adding (a) the LIBOR Rate, and (b) one hundred sixty-five (165) basis points. In the event that the Term LIBOR Rate is unavailable or cannot be ascertained, Bank shall have the right to designate the Term LIBOR Rate on such basis as it shall reasonably determine.

         14.37. "TERM RATE PERIOD" means for any Term LIBOR Loan, the period of time for which such rate shall apply to such loan. Term Rate Periods for principal earning interest at the Term LIBOR Rate shall be for periods of 30, 60 or 90 days, and for no other lengths of time, provided that, no Term Rate Period may end after the Contract Period.

15. WAIVERS.

         15.1. WAIVERS. In connection with any proceedings under the Loan Documents, including without limitation any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, Borrowers waive:

               (a) all errors, defects and imperfections in such proceedings;

               (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

               (c) presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Notes;

               (d) any requirement for bonds, security or sureties required by statute, court rule or otherwise; and

               (e) any demand for possession of Collateral prior to commencement of any suit.

         15.2. FORBEARANCE. Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrowers.

         15.3. LIMITATION ON LIABILITY. Borrowers shall be responsible for and Bank is hereby released from any claim or liability in connection with:

               (a) Safekeeping any Collateral;

               (b) Any loss or damage to any Collateral;

               (c) Any diminution in value of the Collateral; or

               (d) Any act or default of another Person.

               Bank shall only be liable for any act or omission on its part constituting gross negligence or wilful misconduct. In the event that Bank breaches its required standard of conduct, Borrowers agree that Bank's liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages.

16. SUBMISSION TO JURISDICTION.

         16.1. SUBMISSION TO JURISDICTION. Borrowers hereby jointly and severally consent to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agree that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrowers jointly and severally waive any objection which they may have based on improper venue or FORUM NON CONVENIENS to the conduct of any proceeding in any such court and waive personal service of any and all process upon them, and consent that all such service of process be made by mail or messenger directed to them at the address set forth in SECTION 13.1 and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to the address of Borrowers set forth below. Nothing contained in this SECTION 16.1 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Borrowers or their property in the courts of any other jurisdiction.

17. MISCELLANEOUS.

         17.1. SURVIVAL. All covenants, agreements, representations and warranties made by Borrowers in the Loan Documents or made by or on their behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or advances to Borrowers. All statements contained in any certificate, statement or other document delivered by or on behalf of Borrowers pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrowers.

         17.2. NO ASSIGNMENT BY BORROWERS. No Borrower may assign any of its rights hereunder without the prior written consent of Bank, and Bank shall not be required to lend hereunder except to Borrowers as they presently exists.

         17.3. ASSIGNMENT OR SALE BY BANK. Bank may sell or assign all or a portion of its interest in the Loan Documents to any Affiliate of Bank and in connection therewith may make available to any such prospective purchaser or assignee any information relative to Borrowers in its possession.

         17.4. BINDING EFFECT. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         17.5. SEVERABILITY. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

         17.6. NO THIRD PARTY BENEFICIARIES. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

         17.7. MODIFICATIONS. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

         17.8. HOLIDAYS. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding business day.

         17.9. LAW GOVERNING. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

         17.10. INTEGRATION. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the terms and conditions of their agreement are set forth herein and in the Line Note, the Term Notes, the Assignment of Contracts and the Surety. Any other Loan Documents existing as of the date hereof are specifically superseded hereby and thereby, except that such supersession does not and shall not be deemed to terminate or satisfy any such existing Loan Documents.

         17.11. EXHIBITS AND SCHEDULES. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

         17.12. HEADINGS. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

         17.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         17.14. WAIVER OF JURY TRIAL. BORROWERS AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWERS OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWERS AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      MEDIFAX, INC.


                                      By:
                                         ---------------------------------------
[CORPORATE SEAL]                      Name/Title:
                                                 -------------------------------

                                      MEDICAL RECORDS CORP.


                                      By:
                                         ---------------------------------------
                                      Name/Title:
                                                 -------------------------------
[CORPORATE SEAL]

                                      SUMMIT BANK


                                      By:
                                         ---------------------------------------
                                           Edward T. Fitzgerald, Vice President

STATE OF                                :
                                        :   SS.
COUNTY OF                               :


     On this, the _______ day of July, 1996, before me, a Notary Public, personally appeared _______________, who acknowledged himself to be the __________________ of Medifax, Inc., a Missouri corporation, and that he as such officer being authorized to do so, executed the foregoing Agreement for the purposes therein contained by signing the name of the corporation by himself as
_______________________.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                            ------------------------------
                            Notary Public
                            My commission expires:



STATE OF                                :
                                        :   SS.
COUNTY OF                               :


     On this, the _______ day of July, 1996, before me, a Notary Public, personally appeared _______________, who acknowledged himself to be the __________________ of Medical Records Corp., an Ohio corporation, and that he as such officer being authorized to do so, executed the foregoing Agreement for the purposes therein contained by signing the name of the corporation by himself as
_______________________.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                            ------------------------------
                            Notary Public

                                    LINE NOTE
                                    ---------










                                 (SEE ATTACHED)

























                                   EXHIBIT "A"
                                   -----------
                                       TO
                            AMENDED AND RESTATED LOAN
                             AND SECURITY AGREEMENT

                                FORM OF TERM NOTE
                                -----------------










                                 (SEE ATTACHED)

























                                   EXHIBIT "B"
                                   -----------
                                       TO
                            AMENDED AND RESTATED LOAN
                             AND SECURITY AGREEMENT

                        SECOND AMENDED AND RESTATED NOTE
                        --------------------------------

                                                         Blue Bell, Pennsylvania

                                                            Dated: July __, 1996
$10,000,000.00

        FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, the undersigned (collectively, the "BORROWER"), hereby promises to pay to the order of SUMMIT BANK, as successor-in-interest to First Valley Bank, ("BANK"), ON DEMAND after the occurrence of an Event of Default or after June 30, 1998, the principal sum of Ten Million Dollars ($10,000,000.00), or such greater or lesser principal amount as may be outstanding from time to time under the line of credit established by Bank for the benefit of Borrower pursuant to the terms of that certain Second Amended and Restated Loan and Security Agreement dated July __, 1996 between Borrower and Bank (such Second Amended and Restated Loan and Security Agreement, as the same may be amended, supplemented or restated from time to time, being the "LOAN AGREEMENT"), together with interest thereon, upon the following terms:

         1. LINE NOTE. This Note is the "LINE NOTE" as defined in the Loan Agreement and, as such, shall be construed in accordance with all terms and conditions thereof. Capitalized terms not defined herein shall have such meaning as provided in the Loan Agreement. This Note is entitled to all the rights and remedies provided in the Loan Agreement and the Loan Documents and is secured by all collateral as described therein.

         2. INTEREST RATE. Interest on the unpaid principal balance hereof will accrue from the date of advance until final payment thereof at the applicable rate(s) per annum as selected by Borrower from time to time in accordance with the terms of the Loan Agreement.

         3. LATE CHARGE. Bank shall be entitled to receive a late fee equal to four percent (4%), but not less than Five Dollars ($5.00), of any amounts hereunder not paid within fifteen (15) days of the applicable due date. Late charges assessed by Bank shall be immediately due and payable.

         4. DEFAULT INTEREST. Interest will accrue on the outstanding principal amount hereof following the occurrence of an Event of Default or the expiration of the Contract Period until paid at a rate per annum which is two and one-half percent (2 1/2%) in excess of the rate payable under PARAGRAPH 2 above (the "DEFAULT RATE").

         5. POST JUDGMENT INTEREST. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the Default Rate until paid.

         6. COMPUTATION. Interest will be computed on the basis of a year of three hundred sixty-five (365) days and paid for the actual number of days elapsed.

         7. INTEREST PAYMENTS. Interest which accrues on the outstanding principal balance hereof at the applicable rate set forth above shall be due and payable monthly, as billed by Bank, on the first day of each calendar month, commencing on the first day of the first calendar month following the date hereof.

         8. PLACE OF PAYMENT. Principal and interest hereunder shall be payable as provided in the Loan Agreement, or at such other place as Bank, from time to time, may designate in writing.

        9. DEFAULT; REMEDIES. Upon the occurrence of an Event of Default or upon demand as provided above, Bank, at its option and without notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Borrower hereunder or under the Loan Documents, together with interest accrued thereon at the applicable rate specified above. Payment thereof may be enforced and recovered in whole or in part at any time and from time to time by one or more of the remedies provided to Bank in this Note or in the Loan Documents or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

        10. WAIVERS. BORROWER AND ALL ENDORSERS, JOINTLY AND SEVERALLY, WAIVE PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NONPAYMENT OR DISHONOR, PROTEST AND NOTICE OF PROTEST OF THIS NOTE, AND ALL OTHER NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT OR ENFORCEMENT OF THE PAYMENT OF THIS NOTE, EXCEPT FOR SUCH NOTICES, IF ANY, AS ARE EXPRESSLY REQUIRED TO BE DELIVERED BY BANK TO BORROWER UNDER THE LOAN AGREEMENT.

        11. MISCELLANEOUS. If any provisions of this Note shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the law of conflicts. This Note shall be binding upon Borrower and upon Borrower's successors and assigns and shall benefit Bank and its successors and assigns. The prompt and faithful performance of all of Borrower's obligations hereunder, including without limitation, time of payment, is of the essence of this Note.

        12. JOINT AND SEVERAL LIABILITY. If there is more than one Borrower executing this Note, all agreements, conditions, covenants and provisions of this Note shall be the joint and several obligation of each Borrower.

        13. NO NOVATION. This Note amends and restates, but does not satisfy or repay, the obligations of Borrowers, or either of them, to Bank under (a) an Amended and Restated Note dated December 22, 1992, given by Secrephone, Ltd. in the original principal amount of $2,000,000.00, (b) a Note dated June 30, 1994 given by Secrephone, Ltd. in the original principal amount of $500,000.00, (c) a Note dated December 23, 1994 given by Borrower in the original principal amount of $3,500,000.00, and (d) an Amended and Restated Note dated August 24, 1995 given by Medifax, Inc. and Secrephone, Ltd. in the original principal amount of $5,000,000.00.

        IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

                                           MEDIFAX, INC.


(CORPORATE SEAL)                           By:
                                              ----------------------------------
                                           Name/Title:
                                                      --------------------------

                                           MEDICAL RECORDS CORP.


(CORPORATE SEAL)                           By:
                                              ----------------------------------
                                           Name/Title:
                                                      --------------------------


        THIS NOTE IS HEREBY ACCEPTED AND THE TRANSACTIONS CONTEMPLATED HEREIN ARE DEEMED CLOSED ON THIS ____ DAY OF JULY, 1996 AT BLUE BELL, PENNSYLVANIA.

                              SUMMIT BANK


                              By:
                                 -----------------------------------------------
                                 Edward Fitzgerald, Vice President

STATE OF                               :
                                       :   SS.
COUNTY OF                              :


        On this, the _______ day of July, 1996, before me, a Notary Public, personally appeared _______________, who acknowledged himself to be the _______________________ of Medifax, Inc., a Missouri corporation, and that he as such officer being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as _______________________.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                             ----------------------------------
                             Notary Public
                             My commission expires:



STATE OF                               :
                                       :   SS.
COUNTY OF                              :


        On this, the _______ day of July, 1996, before me, a Notary Public, personally appeared _______________, who acknowledged himself to be the _______________________ of Medical Records Corp., an Ohio corporation, and that he as such officer being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as _______________________.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.




                             ----------------------------------
                             Notary Public

                         AMENDED AND RESTATED TERM NOTE
                         ------------------------------


                                                         Blue Bell, Pennsylvania
                                                           Dated:  July __, 1996

$7,000,000.00

         FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, the undersigned (collectively, the "BORROWER") hereby promises to pay to the order of SUMMIT BANK, as successor-in-interest to First Valley Bank, ("BANK"), the principal sum of Seven Million Dollars ($7,000,000.00), together with interest thereon upon the following terms:

         1. TERM NOTE. This Note is a "TERM NOTE" as defined in that certain Second Amended and Restated Loan and Security Agreement of even date herewith among Borrower and Bank (such Second Amended and Restated Loan and Security Agreement, as the same may be further amended, supplemented or restated from time to time, being the "LOAN AGREEMENT") and, as such, shall be construed in accordance with all terms and conditions thereof. Capitalized terms not defined herein shall have such meaning as provided in the Loan Agreement. This Note is entitled to all the rights and remedies provided in the Loan Agreement and the Loan Documents and is secured by all collateral as described therein.

         2. INTEREST RATE. Interest on the unpaid principal balance hereof will accrue from the date of advance until final payment thereof at the applicable rate(s) per annum as selected by Borrower from time to time in accordance with the terms of the Loan Agreement.

         3. LATE CHARGE. Bank shall be entitled to receive a late fee equal to four percent (4%), but not less than Five Dollars ($5.00), of any amounts hereunder not paid within fifteen (15) days of the applicable due date. Late charges assessed by Bank shall be immediately due and payable.

         4. DEFAULT INTEREST. Interest will accrue on the outstanding principal amount hereof following the occurrence of an Event of Default or the final maturity date hereof, until paid at a rate per annum which is two and one-half percent (2 1/2%) in excess of the rate payable under PARAGRAPH 2 above (the "DEFAULT RATE").

         5. POST JUDGMENT INTEREST. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the Default Rate until paid.

         6. COMPUTATION. Interest will be computed on the basis of a year of three hundred sixty-five (365) days and paid for the actual number of days elapsed.

         7. INTEREST PAYMENTS. Borrowers will pay interest on the principal balance of this Note as follows:

            (a) for advances bearing interest based on the Term Base Rate, interest will be payable on the first day of each calendar month as billed by Bank, and

            (b) for advances bearing interest based on the Term LIBOR Rate, interest will be payable at the end of the applicable Term Rate Period.

         8. PRINCIPAL PAYMENTS. Principal is due and payable in (a) fifty-nine
(59) consecutive monthly payments each in the amount of One Hundred Sixteen Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($116,666.67) on the 1st day of each calendar month commencing on October 1, 1996, and (b) one final payment of the remaining principal balance hereof plus all accrued and unpaid interest thereon, together with all fees and charges due hereunder and under the Loan Agreement on September 1, 2001.

         9. PLACE OF PAYMENT. Principal and interest hereunder shall be payable as provided in the Loan Agreement, or at such other place as Bank, from time to time, may designate in writing.

         10. DEFAULT; REMEDIES. Upon the occurrence of an Event of Default, Bank, at its option and without notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Borrower hereunder and under the other Loan Documents, together with interest accrued thereon at the applicable rate specified above to the date of the Event of Default and thereafter at the Default Rate. Payment thereof may be enforced and recovered in whole or in part at any time and from time to time by one or more of the remedies provided to Bank in this Note or in the Loan Documents or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

         11. WAIVERS. BORROWER AND ALL ENDORSERS HEREBY, JOINTLY AND SEVERALLY, WAIVE PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NONPAYMENT OR DISHONOR, PROTEST AND NOTICE OF PROTEST OF THIS NOTE, AND ALL OTHER NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT OR ENFORCEMENT OF THE PAYMENT OF THIS NOTE.

         12. MISCELLANEOUS. If any provisions of this Note shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the law of conflicts. This Note shall be binding upon Borrower and upon Borrower's successors and assigns and shall benefit Bank and its successors and assigns. The prompt and faithful performance of all of Borrower's obligations hereunder, including without limitation, time of payment, is of the essence of this Note.

         13. JOINT AND SEVERAL LIABILITY. If there is more than one Borrower executing this Note, all agreements, conditions, covenants and provisions of this Note shall be the joint and several obligation of each Borrower.

         14. NO NOVATION. This Note amends and restates, but does not satisfy or repay, Borrower's obligations under a certain Term Note dated August 24, 1995 given by Medifax, Inc. and Secrephone, Ltd. in the original principal amount of $5,000,000.00.

         IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

                                        MEDIFAX, INC.

(CORPORATE SEAL)

                                        By:
                                           ---------------------------------
                                        Name/Title:
                                                   -------------------------

                                        MEDICAL RECORDS CORP.

(CORPORATE SEAL)

                                        By:
                                           ---------------------------------
                                        Name/Title:
                                                   -------------------------



         THIS NOTE IS HEREBY ACCEPTED AND THE TRANSACTIONS CONTEMPLATED HEREIN ARE DEEMED CLOSED ON THIS ____ DAY OF JULY, 1996 AT BLUE BELL, PENNSYLVANIA.



                                                     SUMMIT BANK



                                        By:
                                           ---------------------------------
                                           Edward T. Fitzgerald, Vice President

STATE OF                                :
                                        :   SS.
COUNTY OF                               :


         On this, the _______ day of July, 1996, before me, a Notary Public, personally appeared _______________, who acknowledged himself to be the _______________________ of Medifax, Inc., a Missouri corporation, and that he as such officer being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as _______________________.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.




                             ---------------------------------
                             Notary Public
                             My commission expires:



STATE OF                                :
                                        :   SS.
COUNTY OF                               :


         On this, the _______ day of July, 1996, before me, a Notary Public, personally appeared _______________, who acknowledged himself to be the _____________________ of Medical Records Corp., an Ohio corporation, and that he as such officer being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as _______________________.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.




                             ---------------------------------
                             Notary Public